UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2024, the Chief Executive Officer of DSS, Inc. (“DSS” or the “Company”), Mr. Frank D. Heuszel, announced that effective on the close of business on August 23, 2024, he will step down as the Chief Executive Officer of DSS.

Mr. Heuszel’s resignation as the Chief Executive Officer does not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective August 23, 2024, the Board of Directors of DSS, Inc. elected Mr. Jason Grady as the Company’s new Interim Chief Executive Officer.

Mr. Jason Grady, 50, has served as the Chief Operating Officer of DSS, Inc. since 2019, and concurrently holds the position of President at Premier Packaging Corporation since 2018, a DSS subsidiary specializing in comprehensive consumer packaging solutions. Mr. Grady is also President and COO of DSS Wealth Management since 2022, a mutual fund, RIA, and fixed income broker dealer, and President and COO of BioLife Science, Inc. since 2021, a health and wellness research and discovery company. Mr. Grady holds numerous board positions across various companies within the DSS ecosystem and beyond including Director of Impact BioMedical, Inc. With a distinguished career spanning over 25 years, Mr. Grady is recognized for his adeptness in fostering business expansion and executive leadership, particularly in driving organic growth within multi-divisional companies. Before joining DSS, Mr. Grady held pivotal leadership roles at Berlin Packaging, Inc. from 2009 to 2010 and Parlec, Inc. from 2004 to 2009, where he spearheaded strategic initiatives in business development, sales, and marketing. In addition to his significant contributions to the packaging sector, Mr. Grady possesses deep experience in the pharmaceutical, biomedical, and nutraceutical industries, having served in roles such as Chief Operating Officer and Director of Business Development. Mr. Grady is an alumnus of the Rochester Institute of Technology, holding a Master of Business Administration (MBA) and an undergraduate degree in Marketing and Design with a concentration in human biology. His academic foundation, coupled with his extensive professional journey, underscores his multifaceted prowess in navigating complex business landscapes and driving sustained organizational success.

There is no arrangement or understanding with Mr. Grady and any other person pursuant to which he was elected as the Interim Chief Executive Officer of the Company. There is no family relationship between Mr. Grady and any director or executive officer of the Company, and Mr. Grady is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2024	DSS, INC.

	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer